Exhibit 99.2

Entertainment Properties Trust Provides Notice of Redemption of

7.375% Series D Cumulative Redeemable Preferred Shares

KANSAS CITY, MO, October 5, 2012 — Entertainment Properties Trust (NYSE: EPR) (the “Company”) announced today that it delivered notice of its intention to redeem all 4,600,000 outstanding shares of its 7.375% Series D Cumulative Redeemable Preferred Shares (“Series D Preferred Shares”) (NYSE: EPR PrD — CUSIP No.: 29380T501) from the registered holders of the Series D Preferred Shares. Pursuant to the provisions of the Articles Supplementary Designating the Powers, Preferences and Rights of the Series D Preferred Shares supplementing the Company’s Amended and Restated Declaration of Trust, as amended, the Company has taken action to redeem all outstanding Series D Preferred Shares on November 5, 2012. The Series D Preferred Shares will be redeemed in whole at a redemption price of $25.18 per Series D Preferred Share (the liquidation preference of $25.00 per share plus a quarterly dividend per share prorated through the redemption date of $0.18). On the redemption date, all Series D Preferred Shares will cease to accrue dividends.

Shareholders who hold Series D Preferred Shares through the Depository Trust Company will be redeemed in accordance with the Depository Trust Company’s procedures. On or before the redemption date, the funds necessary for the redemption of the Series D Preferred Shares will have been set aside by the Company in trust for the benefit of the holders thereof. Subject to applicable escheat laws, any moneys set aside by the Company and unclaimed at the end of two years from the redemption date will revert to the general funds of the Company, after which reversion the holders of the Series D Preferred Shares called for redemption may look only to the general funds of the Company for the payment of the redemption price.

Upon deposit by the Company of the redemption price in trust for the account of the holders of the Series D Preferred Shares and from and after the redemption date, such shares will no longer be deemed to be outstanding and all rights with respect to such shares will cease and terminate (including, but not limited to, the right to receive dividends from and after the redemption date) except only the right of the holders thereof to receive, out of the funds so deposited in trust, from and after such date, the amount payable upon the redemption thereof, without interest.

Questions relating to, and requests for additional copies of, the notice of redemption and the related materials should be directed to the Company’s transfer agent, Computershare Trust Company, N.A., at 1-800-884-4225.

About Entertainment Properties Trust

Entertainment Properties Trust is a specialty real estate investment trust (REIT) that invests in properties in select market segments which require unique industry knowledge, while offering the potential for stable and attractive returns. Our total investments exceed $3 billion and our primary investment segments are Entertainment, Education and Recreation. We adhere to rigorous underwriting and investing criteria centered on key industry and property level cash flow standards. We believe our focused niche approach provides a competitive advantage, and the potential for higher growth and better yields. Further information is available at www.eprkc.com or from Brian Moriarty at 888-EPR-REIT.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

With the exception of historical information, certain statements contained or incorporated by reference herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such as those pertaining to our acquisition or disposition of properties, our capital resources, future expenditures for development projects, and our results of operations. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of actual events. There is no assurance the events or circumstances reflected in the forward-looking statements will occur. You can identify forward-looking statements by use of words such as “will be,” “intend,” “continue,” “believe,” “expect,” “hope,” “anticipate,” “goal,” “forecast,” “expects,” “pipeline,” “anticipates,” “estimates,” “offers,” “plans,” “would,” “may” or other similar expressions or other comparable terms or discussions of strategy, plans or intentions contained or incorporated by reference herein. Forward-looking statements necessarily are dependent on assumptions, data or methods that may be incorrect or imprecise. These forward-looking statements represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Many of the factors that will determine these items are beyond our ability to control or predict. For further discussion of these factors see “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and, to the extent applicable, our Quarterly Reports on Form 10-Q.

For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date hereof or the date of any document incorporated by reference herein. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the date hereof.